Exhibit 10.3
ALON USA ENERGY, INC.
RESTRICTED STOCK AWARD AGREEMENT

Participant:
No. of Restricted Shares:
Date of Grant:
     Under the terms and conditions of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Alon USA Energy, Inc., a Delaware corporation (the “Company”), grants to the individual whose name is set forth above (the “Participant”) the number of restricted shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), set forth above (the “Restricted Shares”). Terms not defined in this Agreement have the meanings set forth in the Plan.
     The Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Participant, except to the Company, until the Restricted Shares become vested in accordance with the schedule set forth below. Any purported transfer, encumbrance or other disposition of the Restricted Shares before they become vested will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Shares.

No. of Vested Shares	On and After
First Anniversary of Date of Grant
Second Anniversary of Date of Grant
Third Anniversary of Date of Grant
     Notwithstanding the vesting dates set forth above, in the event the Participant terminates employment with the Company by reason of retirement at or after the age of 60, disability (as determined by the Committee in good faith) or death, the unvested Restricted Shares will automatically become 100% vested. In the event the Participant terminates employment with the Company for any reason other than such retirement, disability or death, the unvested Restricted Shares will be forfeited immediately, and the certificates representing the unvested Restricted Shares will be canceled.
     Upon each vesting date (in accordance with the forgoing table or immediately preceding paragraph, as applicable) the Company shall pay a bonus to Participant sufficient to gross up Participant for tax incurred as a result of such vesting; provided however, the foregoing shall be limited to a value per share equal to the lesser of the Market Value per Share of such vested shares on the vesting date or $16.00 per share. This paragraph shall be adjusted for any additional shares of Common Stock or other securities that the Participant may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company, and such additional shares of Common Stock or other securities will be subject to the same restrictions as the Restricted Shares.
     Except as otherwise provided herein, the Participant will have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Participant may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Restricted Shares.

     The certificates representing the Restricted Shares will be held in custody by the Treasurer of the Company, together with a stock power endorsed in blank by the Participant, until the Restricted Shares vest in accordance with this Agreement. In order for this Agreement to be effective, the Participant must sign and return such stock power to the attention of the Treasurer of the Company.
     The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent. This Agreement may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

ALON USA ENERGY, INC.

By

Name:
Title:
ACCEPTED:

Signature of Participant

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